EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-78607 and No. 333-8522 on Form S-8 of our report dated December 22, 2005, (May 19, 2006 as to the effects of the restatement described in Note 26) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement discussed in Note 26) appearing in this Annual Report on Form 10-K of Pocahontas Bancorp, Inc. for the year ended September 30, 2005.

Little Rock, Arkansas

May 19, 2006